Radin, Glass & Co., LLP

Certified Public Accountants

360 Lexington Avenue
New York, NY 10017
www.radinglass.com
212.557.7505 Ext. 324
rg¤	Fax: 212.557.7591

February 15, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 15, 2005 of CVF TECHNOLOGIES CORPORATION and are in agreement with the statements contained in the first, second, fourth and sixth paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                                                                                    Certified Public Accountants